EXHIBIT 10.2

INTERCOMPANY LIQUIDITY AGREEMENT

This Intercompany Liquidity Agreement (“Agreement”) is among Allstate Insurance Company (“AIC”), an Illinois domiciled property and casualty insurance company and Allstate Life Insurance Company (“ALIC”), an Illinois domiciled life insurance company.  To the extent and only to the extent, a direct or indirect wholly-owned subsidiary of The Allstate Corporation (each an “Allstate Affiliate”) is added to this agreement pursuant to the terms of Sections 1 and 5 below and a signed Addendum substantially in the form of Exhibit B, such Allstate Affiliate shall become a party to this Agreement (each such properly added Allstate Affiliate, together with AIC and ALIC, shall each be a “Party”).  As between AIC and ALIC, this Agreement shall be effective on January 1, 2008.

The purpose of this Agreement is to provide a mechanism under which short-term advances of funds may be made between the Parties for liquidity and other general corporate purposes.  This Agreement does not establish a commitment to advance funds on the part of any Party.  In consideration of the following agreements and covenants and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.               Roles of the Parties and Limits on Outstanding Advances:

Subject to the terms and conditions of this Agreement, from time to time during the term of this Agreement one or more Parties may make and have outstanding advances to one or more of the other Parties to this Agreement.  The term “Lender” shall refer to a Party that is making or has made a currently outstanding advance.  The term “Borrower” shall refer to a Party that is receiving or has received a currently outstanding advance.  From time to time in its capacity as a Lender or a Borrower or both, a Party may have multiple advances outstanding with one or more other Parties.  However, at no time shall a Party, in its role as a Lender, have advances outstanding to one or more Parties in an aggregate amount in excess of its “Lender Maximum.”  In addition, at no time shall a Party, in its role as a Borrower, have advances outstanding from one or more Parties in an aggregate amount in excess of its “Borrower Maximum.”  In determining the amount of outstanding advances with respect to a Party, the gross amount of outstanding advances will be used, with no netting or offsetting permitted.  For AIC and ALIC these maximums shall be equal to the following amounts:

	Lender Maximum	Borrower Maximum

AIC	$1,000,000,000	$1,000,000,000
ALIC	$1,000,000,000	$1,000,000,000

The Lender Maximum and Borrower Maximum for any Allstate Affiliate added as a Party shall be specified in the Addendum that adds such Allstate Affiliate as a Party, subject to receipt of any required regulatory approvals.

2.               Terms for Advances:

The terms of each advance shall be as agreed upon between the Parties to such advance pursuant to an accepted borrowing request as defined below, provided that the following shall apply to all advances:

a)              Each advance shall have a specified maturity date that is less than or equal to 364 days from the date of the advance.

b)             Advances shall be payable upon demand prior to their maturity date if a written request is made by the Lender and delivered to the Borrower at least ten business days prior to the date payment is demanded.

c)              At any time and from time to time, the Borrower shall have the right to make one or more prepayments of the outstanding principal balance of an advance without penalty and may designate which advance is being prepaid if more than one advance is outstanding, provided that any such repayment includes all accrued interest on the amount prepaid as of the repayment date.

3.               Interest:

Each advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such advance is made to but not including the date repaid at a rate equal to the rate established between the parties and specified in the accepted borrowing request (as defined below) applicable to such advance, provided that such rate shall be equal to or greater than the interest rate on 30-day commercial paper issued by The Allstate Corporation on the date the advance is made.   The rate on each advance shall be adjusted on the first day of each month thereafter, for so long as the advance remains outstanding, to The Allstate Corporation’s then 30-day commercial paper rate plus the spread agreed upon by the parties.  Unless otherwise agreed to by the Parties in the accepted borrowing request, such accrued interest shall be payable at the maturity of each such advance.  In the event that a 30-day commercial paper rate for The Allstate Corporation is not available, the Parties shall agree on a comparable substitute or the advance shall be promptly repaid.

4.               Procedure for Requesting an Advance and Repayment of Advances:

Any Party may request an advance from any other Party.  In no circumstance shall a Party be obligated to make an advance under the terms of this Agreement.  The decision to make an advance shall be at the sole discretion of the Party being asked to make the advance.

Upon the mutual agreement of the Parties to the terms of an advance, the proposed Borrower shall submit a written borrowing request, substantially in the form of Exhibit A, to the proposed Lender.  The borrowing request shall contain the terms agreed to, be signed by two Authorized Officers, as defined below, of the Borrower and signed as accepted by two Authorized Officers of the Lender, provided, however, that, if after making such an advance, a Party will have more than $500,000,000 in outstanding advances either as a Lender or a Borrower, then one of the two authorized officers signing the borrowing request for such Party must be that Party’s Chief Financial Officer or President (or officers holding substantially equivalent titles if that Party does not have a Chief Financial Officer or President).  No separate promissory note shall be required.  The date of the advance, amount, interest rate and maturity date shall be recorded in the books and records of the Lender and shall be prima facie evidence of the existence, amount and terms of the advance, absent manifest error, provided the failure to so record or any error therein shall not in any manner affect the obligation of a Borrower to repay an advance in accordance with its terms as stated on the accepted borrowing request and the terms of this Agreement.  For purposes of this Agreement, the term “Authorized Officer”, with respect to a Party, shall mean an officer of that Party holding one or more of the following titles, or a substantially equivalent title if such Party does not have an officer holding such title:  Chairman of the Board, President, Chief Financial Officer, Controller, Treasurer or Assistant Treasurer.

Each Party, to the extent it receives an advance as a Borrower, hereby unconditionally promises to pay to its Lender the then unpaid principal amount of each such advance together with all accrued interest on such advance in the amounts, at the times and in the manner set forth in this Agreement and the accepted borrowing request, and, in any event, by no later than its maturity date as specified in the accepted borrowing request.

5.               Procedure for Adding Additional Parties:

The Parties agree that additional Allstate Affiliates may be added to this Agreement from time to time provided:

a)              an Addendum, substantially in the form of Exhibit B, is signed by the Allstate Affiliate and AIC on behalf of itself and the other Parties to this agreement after all required corporate authorizations and regulatory approvals for such Allstate Affiliate and AIC have been obtained;

b)             the Addendum specifies the effective date of the Agreement for such Allstate Affiliate;

c)              the Addendum specifies the Lender Maximum and Borrower Maximum, in accordance with Section 1 above, for such Allstate Affiliate.

6.               Term and Termination:

This Agreement shall remain in effect for one year from the date first specified above and shall be automatically renewed for subsequent one-year terms unless sooner terminated by the Parties.  Any one Party may cancel its participation in this Agreement provided it is not a Party to any outstanding advances, either as a Lender or a Borrower, by giving written notice to AIC.  This Agreement shall terminate automatically as to any Party immediately upon such Party ceasing to be a direct or indirect wholly-owned subsidiary of The Allstate Corporation, in which case any outstanding advances involving such Party, shall immediately become due and payable.

7.               Miscellaneous Provisions:

a)              This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

b)             This Agreement may be amended or modified only by written agreement executed by the Parties to be bound by such amendment.  An amendment to increase or decrease a Party’s Lender Maximum or Borrower Maximum need only be signed by such Party provided all required corporate authorizations and regulatory approvals have been received.  In the event that a Party, in its role as a Lender, amends this Agreement to reduce its Lender Maximum and the aggregate amount of its advances outstanding to all other Parties exceeds such reduced Lender Maximum, Lender shall promptly demand payment of such excess from such Borrowers as it selects and such excess shall be payable within ten business days of the delivery of such written demand. In the event that a Party, in its role as a Borrower, amends this Agreement to reduce its Borrower Maximum and the aggregate amount of its advances outstanding from all other Parties exceeds such reduced Borrower Maximum, Borrower shall repay an amount of advances equal to such excess within ten business days of such reduction.  In determining the amount of outstanding advances with respect to a Party, the gross amount of outstanding advances will be used, with no netting or offsetting permitted.

c)              No Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties affected and any such attempted assignment without such prior written consent shall be void.

d)             If any part of this Agreement shall be held invalid, illegal or unenforceable, the remaining parts of the Agreement shall not be affected and shall continue with full force and effect.

e)              The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provision hereof.

f)                This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof.  There are no understandings between the Parties other than as expressed in this Agreement.

g)             This Agreement is solely for the benefit of the Parties hereto.

h)             The terms of this agreement shall be subject to, and shall in no way supersede, the provisions of the NAIC Accounting Practices and Procedures Manual.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

Allstate Insurance Company

By:	/s/ Samuel H. Pilch	By:	/s/ Steven C. Verney
Name:	Samuel H. Pilch	Name:	Steven C. Verney
Title:	Group Vice President and Controller	Title:	Vice President and Treasurer

Allstate Life Insurance Company

By:	/s/ James E. Hohmann	By:	/s/ John C. Pintozzi
Name:	James E. Hohmann	Name:	John C. Pintozzi
Title:	President and Chief Executive Officer	Title:	Senior Vice President and Chief Financial Officer

Exhibit A

INTERCOMPANY LIQUIDITY AGREEMENT

BORROWING REQUEST

[Request Date]

[Lender]

Attention:  Treasurer

Re:  Request for Advance

Reference is made to the Intercompany Liquidity Agreement (“Agreement”), dated January 1, 2008, among Allstate Insurance Company, Allstate Life Insurance Company and each such additional direct or indirect wholly-owned subsidiary of The Allstate Corporation as may have entered into the Agreement pursuant to the terms of the Agreement.

Pursuant to the Agreement and subject to the additional terms contained therein, [Borrower] requests an advance of funds from [Lender] with the following terms:

Date of advance:

Principal amount:

Maturity date:

Initial interest rate (including spread, if any, of       basis points above the current interest rate on 30-day commercial paper issued by The Allstate Corporation):

Interest rate payment schedule if other than as specified in the Agreement:

Additional terms if other than as specified in the Agreement:

The advance of funds will be governed by the terms and conditions of the Agreement and this accepted borrowing request in all respects.

[Borrower]

By:	By:
Name:	Name:
Title:	Title:

 Agreed and Accepted:

[Lender]

By:	By:
Name:	Name:
Title:	Title:

Date:

Exhibit B

INTERCOMPANY LIQUIDITY AGREEMENT

ADDENDUM TO ADD ALLSTATE AFFILIATES

Reference is made to the Intercompany Liquidity Agreement (“Agreement”), dated January 1, 2008, among Allstate Insurance Company, Allstate Life Insurance Company and each such additional direct or indirect wholly-owned subsidiary of The Allstate Corporation (each an “Allstate Affiliate” and, together with AIC and ALIC, each a “Party”) as may have entered into the Agreement pursuant to the terms of the Agreement.

Pursuant to its status as a direct or indirect wholly-owned subsidiary of The Allstate Corporation,                                                                          (the “New Party”) has requested that it be added as a Party to the Agreement.  By executing this Addendum, the New Party agrees to be bound by all the terms and conditions of the Agreement.  Its status thereunder shall not be inconsistent with the status of the other Parties to the Agreement.

The New Party shall become a Party to the Agreement effective as of                 [Date]             with the following Lender Maximum and Borrower Maximum, as such term are defined in the Agreement:

Lender Maximum	$
Borrower Maximum	$

[NEW PARTY]

By:	By:
Name:	Name:
Title:	Title:

Date:

Agreed and Accepted:

Allstate Insurance Company acknowledges that the New Party shall become a Party to the Agreement on the effective date listed above, subject to all of the terms and conditions of the Agreement as if an original Party thereto, and, pursuant to Section 5 of the Agreement, Allstate Insurance Company executes this Addendum on its behalf and on behalf of all of the other Parties to the Agreement.

ALLSTATE INSURANCE COMPANY

By:	By:
Name:	Name:
Title:	Title:

Date: